SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2002

EXCELON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-21041	02-0424252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Burlington, Massachusetts	01803-4194

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 674-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

         On October 21, 2002, eXcelon Corporation and Progress Software Corporation jointly announced that they had entered into a definitive agreement whereby Progress agreed to acquire eXcelon in an all-cash transaction for a purchase price of $3.19 per share of eXcelon common stock (taking into account eXcelon’s recent one-for-eight reverse stock split), or approximately $24 million in the aggregate. The proposed acquisition is subject to the approval of eXcelon stockholders and other customary closing conditions.

         The joint press release issued by Progress and eXcelon on October 21, 2002, containing the announcement of the proposed acquisition is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7. Financial Information, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

Exhibit	Description

99.1	Joint Press Release, dated October 21, 2002, entitled “Progress Software Corporation Signs Definitive Agreement to Acquire eXcelon Corporation.”

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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

eXcelon Corporation

Date: October 23, 2002	By:	/s/ Joseph M. Bellini

Name: Joseph M. Bellini Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Joint Press Release, dated October 21, 2002, entitled “Progress Software Corporation Signs Definitive Agreement to Acquire eXcelon Corporation.”

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